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                                                                   EXHIBIT 10.11


                                VOTING AGREEMENT


        THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of November 25, 1998 by and among (i) High Speed Access Corp., a Delaware corporation (the "Company"), (ii) Broadband Solutions, LLC, a Kentucky limited liability company ("Broadband I"), and Broadband Solutions II, LLC, a Kentucky limited liability company ("Broadband II" and, together with Broadband I, "Broadband") and (iii) Vulcan Ventures, Incorporated, a Washington corporation ("Vulcan"). Broadband and Vulcan are sometimes individually referred to as a "Preferred Stockholder" and collectively referred to as the "Preferred Stockholders".


                                   WITNESSETH

        WHEREAS, the Preferred Stockholders together own at least a majority of the issued and outstanding Series A Convertible Preferred Stock, par value $.01 per share of the Company ("Series A Preferred Stock"), and Series B Convertible Preferred Stock, par value $.01 per share of the Company ("Series B Preferred Stock"), and Vulcan may purchase up to all of the authorized and unissued shares of Series C Convertible Preferred Stock, par value $0.01 per share of the Company, pursuant to the Series C Convertible Preferred Stock Purchase dated as of the date hereof by and between the Company and Vulcan (the "Series C Preferred Stock", together with Series A Preferred Stock and Series B Preferred Stock, collectively, the "Preferred Stock"); and

        WHEREAS, the Preferred Stockholders desire to enter into this Agreement to set forth their respective agreements to vote their shares of capital stock of the Company on certain matters as provided herein.

        NOW, THEREFORE, in consideration of the premises, the respective covenants contained herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. ELECTION OF DIRECTORS. During the term of this Agreement, each Preferred Stockholder agrees:

        A. Except as hereinafter set forth in subsections D., E. and F. below, to vote all shares of capital stock of the Company, whether preferred or common, owned or controlled by it, including all shares which it is entitled to vote under any voting trust, voting agreement, or proxy, for the election of four (4) directors named by Broadband, who initially shall be David A. Jones, Jr., Robert
S. Saunders, and any two of the persons listed on Exhibit 1 hereto; and three
(3) directors named by Vulcan, who initially shall be Jerald L. Kent, William D. Savoy, and Steven Silva.

        B. Prior to any election of directors, each of Broadband and Vulcan shall provide adequate notice to each of the Preferred Stockholders of the name of the individual(s) it is

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designating for election pursuant to this Agreement.

        C. In the event a director so named by Broadband or Vulcan ceases to be a director for any reason before his or her term expires, to vote in favor of another person named by Broadband or Vulcan as provided above, as the case may be, as a director and otherwise to use its best efforts to elect or cause to be elected all persons so named (including, without limitation, using its best efforts to cause its designated directors to vote in favor of such persons).

        D. If Broadband has transferred to an entity or person other than an Affiliate (as defined below) of Broadband, after having taken into consideration the provisions of subsection F. below, more than 30% of the total number of shares of Preferred Stock as set forth opposite its name on Schedule I hereto (as such Schedule is amended from time to time to reflect shares of Series C Preferred Stock purchased by Broadband subsequent to the date hereof and any shares of Preferred Stock transferred to an entity or person other than an Affiliate of Broadband prior to the purchase of such shares of Series C Preferred Stock (such transfer to be taken into account for the purposes of amending Schedule 1 only after any such purchase of shares of Series C Preferred Stock), "Schedule I") on the date of the shareholders= meeting at which directors are to be elected or, if such election is to be otherwise than at the shareholders= meeting, of the time of such election, then each Preferred Stockholder agrees to vote all shares of capital stock of the Company, whether preferred or common, then owned or controlled by it, including all shares which it is entitled to vote under any voting trust, voting agreement, or proxy, for the election of three (3) directors named by Broadband and four (4) directors named by Vulcan; provided, however, Vulcan has not, as of the time specified above, transferred to an entity or person, other than an Affiliate of Vulcan, more than 30% of the total number of shares of Preferred Stock as set forth opposite its name on Schedule II hereto (as such Schedule is amended from time to time to reflect shares of Series C Preferred Stock purchased by Vulcan subsequent to the date hereof and any shares of Preferred Stock transferred to an entity or person other than an Affiliate of Vulcan prior to the purchase of such shares of Series C Preferred Stock (such transfer to be taken into account for the purposes of amending Schedule II only after any such purchase of shares of Series C Preferred Stock), "Schedule II"). Notwithstanding the foregoing, if Vulcan shall transfer to an entity or person, other than an Affiliate of Vulcan, more than 30% of the total number of shares of Preferred Stock, as set forth opposite its name on Schedule II, within six (6) months following any determination made under this paragraph D, then the provisions of paragraph A above shall again be applicable as of the date of such transfer.

        E. Each of Broadband or Vulcan shall cease to have the right to name directors if (i) it and its Affiliates, in the aggregate, do not own at least 50%, after having taken into consideration the provisions of subsection F. below with respect to Broadband, of the total number of shares of Preferred Stock as set forth opposite its name on Schedules I or II hereto, respectively, on the record date of the shareholders= meeting at which directors are to be elected or, if such election is to be otherwise than at the shareholders= meeting, at the time of such election, or (ii) there is a Change of Control (as defined in Section 14 below) of such entity.

        F. With respect to the determination or calculation of the number and percentage of shares of Preferred Stock transferred by Broadband in Sections 1.D and 1.E above

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(including any amendment to Schedule 1), a transfer of any number of shares of
Preferred Stock to River Cities Capital Fund ("River Cities") shall not be included in such determination or calculation so long as River Cities and, to the extent River Cities transfers such shares to its partners, such partners agree to hold such shares and grant an irrevocable proxy to Broadband to vote such shares on all matters.

        2. OBSERVER RIGHTS. If, and for so long as, Vulcan holds at least 25% of the number of shares of Preferred Stock set forth on Schedule II, the Company shall invite a representative from Vulcan to attend in a nonvoting, nonparticipatory, observer capacity, all meetings of any board or special committees formed by the Company (to the extent no designee of Vulcan is a member of any such committee) and give such representative copies of all notices, minutes, consents and other materials that it provides to its directors or special committee members at the same time the foregoing are provided to the directors or special committee members.

        3. COVENANTS OF THE COMPANY. The Company agrees to take all actions required to ensure that the rights given to the Preferred Stockholders hereunder are effective and that the Preferred Stockholders enjoy the benefits thereof. Such actions include, without limitation, the use of the Company=s best efforts to cause the nomination of the designees of the Preferred Stockholders, as provided herein, for election as directors of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Preferred Stockholders hereunder against impairment.

        4. TERMINATION. The term of this Agreement shall commence on the date hereof and shall continue in full force and effect until the earlier of the following events of termination:

           [1] Completion by the Company of an underwritten public offering, initiated by resolution of the Company=s Board of Directors, of common stock of the Company of not less than $50 million in aggregate gross proceeds to the Company at a minimum initial price per share of $7.50 (as proportionately and appropriately adjusted to reflect any subdivision, reverse split or recapitalization of Common Shares after the date hereof) which has been made pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; or

           [2] Written consent to termination executed by each party who has rights to designate directors hereunder; or

           [3] The lapse of ten (10) years from the date of this Agreement.

        5. MODIFICATION. This Agreement may not be modified or amended except in a writing signed by all of the parties hereto.

        6. SEVERABILITY. Whenever possible, each provision of this Agreement shall be

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interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        7. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement, shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the rights granted hereunder are personal to the parties hereto and may not be assigned or transferred except to an Affiliate.

        10. AFFILIATE TRANSFEREES. To the extent the Preferred Stockholders transfer any shares of their Preferred Stock pursuant to Section 4.E. of the Amended and Restated Shareholder Agreement dated as of the date hereof (the "Shareholders Agreement") by and among High Speed Access Corp., the holders of the Common Shares of the Company listed on Schedule I attached thereto, and the holders of the Preferred Shares of the Company listed on Schedule II attached thereto, such resulting transferees receiving, holding or owning such Preferred Stock shall receive, hold, own and vote such Preferred Stock subject to the terms and conditions of this Agreement and such transferee shall become a signatory hereto by executing a conformed counterpart of this Agreement. Except as provided in Section 1.E hereof, if such transferee attempts to further transfer such shares of Preferred Stock, the subsequent transferee, if not also an Affiliate of the original transferring Preferred Stockholder, shall not be considered an Affiliate for the purposes of Sections 1.D and 1.E specifically, and this Agreement in general.

        11. SPECIFIC PERFORMANCE. It is mutually agreed that there is no adequate remedy at law in favor of the other parties hereto in the event of a breach of the provisions hereof by any party hereto, and that any party, in addition to all other rights and remedies which may be available, shall have the right of specific performance in the event of any breach of this Agreement or injunction in the event of any threatened breach of this Agreement, in any such case without the posting of a bond or other security.

        12. NOTICES.

            A. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service, delivered personally or by facsimile:

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        If to the Company:                      High Speed Access Corp.
                                                Suite 210
                                                1000 West Ormsby Avenue
                                                Louisville, KY  40202
                                                Attn:  W. Kent Oyler, III
                                                Telecopy No.: (502) 515-3101

         If to Broadband:                       Broadband Solutions, LLC
                                                c/o Chrysalis Ventures, Inc.
                                                1850 National City Tower
                                                Louisville, KY  40202
                                                Attn: David A. Jones, Jr.
                                                Telecopy No.: (502) 583-7648

         If to Vulcan:                          Vulcan Ventures, Incorporated
                                                110 110th Avenue N.E.
                                                Bellevue, WA  98004
                                                Attn: William D. Savoy
                                                Telecopy No.: (425) 453-1985

or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

        13. AFFILIATES; AGGREGATION OF STOCK. For purposes of this Agreement, an Affiliate shall mean (i) with respect to Vulcan, any entities or persons controlled, directly, by Paul G. Allen, or any entities or persons in which Paul
G. Allen, either individually or through an entity which he controls, holds an equity investment of not less than One Hundred Million Dollars ($100,000,000) in value, as determined at the time of any transfer referred to in Sections 1.D and 1.E above and on the record date of the shareholders= meeting at which directors are to be elected, or if such election is to be otherwise than at the shareholders= meeting, at the time of such election, and (ii) with respect to Broadband, any entities or persons controlling, controlled by or under common control with Broadband I or Broadband II or any or all of its members, each existing as of the date hereof, directly or indirectly, either individually or as a group, or any member of Broadband I or Broadband II, each existing as of the date hereof, or such person=s lineal descendants, ancestors or spouses of any of them, or a trust or family limited partnership or any estate or tax planning vehicles established for its or their benefit. For all purposes of this
Section 13, control shall mean (i) with respect to any entities, the ability, directly or indirectly, to exercise the right to vote or cause the voting of at least 50% of the outstanding voting securities of any such entity, or otherwise control the actions of any such entity, and (ii) with respect to any person, such person=s lineal descendants or ancestors or spouses of any of them. All shares of capital stock of the Company, whether preferred or common, held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any right under this Agreement or any obligation to vote hereunder.

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         14. CHANGE OF CONTROL. With respect to Vulcan, a Change of Control occurs if Paul G. Allen does not have the right to vote, directly or indirectly, more than sixty percent (60%) of the outstanding voting stock of Vulcan. With respect to Broadband, a Change of Control occurs if (i) the members of Broadband as of the date hereof, either individually or as a group, do not have the right to vote, directly or indirectly, more than sixty percent (60%) of the outstanding voting interests of Broadband (provided, however, that River Cities shall be included as a member of Broadband so long as River Cities and, to the extent River Cities transfers shares to its partners, or its partners agree to hold such shares and grant to Broadband an irrevocable proxy to vote such shares on all matters), or (ii) at least two of the persons listed on Exhibit 2 hereto are no longer serving as directors.



                                  [END OF TEXT]
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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         HIGH SPEED ACCESS CORP.


                                         By: /s/ Robert Saunders
                                            -----------------------------------

                                         Its: Vice Chairman
                                             ----------------------------------


                                         BROADBAND SOLUTIONS, LLC


                                         By: /s/ Robert Saunders
                                            -----------------------------------

                                         Its: Member
                                             ----------------------------------


                                         BROADBAND SOLUTIONS II, LLC


                                         By: /s/ Robert Saunders
                                            -----------------------------------

                                         Its: Member
                                             ----------------------------------


                                         VULCAN VENTURES, INCORPORATED


                                         By: /s/ William D. Savoy
                                            -----------------------------------

                                         Its: Vice President
                                             ----------------------------------

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                                   SCHEDULE I



Broadband Solutions, LLC              5,000,000 shares
c/o Chrysalis Ventures, Inc.
1850 National City Tower
Louisville, KY 40202
Phone: 502/583-7644
Fax: 502/583-7648

Broadband Solutions II, LLC           2,000,000 shares
c/o Chrysalis Ventures, Inc.
1850 National City Tower
Louisville, KY 40202
Phone: 502/583-7644
Fax: 502/583-7648

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                                   SCHEDULE II




Vulcan Ventures Incorporated        8,000,000 shares
110 110th Avenue, N.E.
Bellevue, Washington 98004
Phone: (425)
Fax: (425) 453-1985

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                                    EXHIBIT 1

                          BROADBAND DIRECTOR DESIGNEES


Michael Gellert
Irving W. Bailey, II
J. David Grissom
Murray Wilson (or other representative of River Cities Capital Fund)


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                                    EXHIBIT 2

                     BROADBAND CONTINUING DIRECTOR DESIGNEES


Michael Gellert
Irving W. Bailey, II
J. David Grissom
Murray Wilson (or other representative of River Cities Capital Fund) David A. Jones, Jr.
Robert S. Saunders